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                                                                     EXHIBIT 4.1

                         NORTHERN STAR FINANCIAL, INC.
STOCK ORDER FORM &
CERTIFICATION

NOTE: PLEASE READ THE STOCK ORDER FORM GUIDE AND INSTRUCTIONS ACCOMPANYING THIS FORM, BEFORE COMPLETION.
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DEADLINE: The Offering began September ____, 1998. A condition of the Offering is that the Minimum Offering (sale of 157,000 shares of Common Stock) must be completed on or before November ____, 1998, unless extended by the Board of Directors for up to an additional 90 days, or the Offering will be terminated. If the Minimum offering is consummated, the Offering will continue so long as shares remain available or until 5:00 p.m. Local Time, on December ___, 1998, whichever occurs first, unless terminated by the Company beforehand.
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NUMBER OF SHARES
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     (1)  Number of Shares       Price Per Share           (2) Total Amount Due

          [_____________]     x     $10.00    =            [$______________]

The minimum number of shares that may be subscribed for is 100. The maximum any individual and their related party may subscribe for in the Offering is 13,600 shares. See the Section entitled "THE OFFERING - General" on page 12 of the Prospectus dated September ____, 1998.
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METHOD OF PAYMENT AND PURCHASE INFORMATION
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(3)  Enclosed is a check, bank draft or money order payable to: "Resource Trust
     Company", Escrow Agent for Northern Star Financial, Inc. for $

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BROKER DEALER NAME AND ADDRESS
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(4)  If purchased through a broker/dealer, please list the name, address, and phone number in the space provided.

Company Name:______________________  City:______________________________________
Broker Name:_______________________  State:_______________ Zip Code:____________
Street Address:____________________  Phone Number:______________________________

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STOCK REGISTRATION         ONE OWNERSHIP PER STOCK ORDER FORM
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(5)  Form of stock ownership

     [ ] Individual            [ ] Uniform Transfer to Minors        [ ]  Partnership
                                       minors soc. sec # required
     [ ] Joint Tenants         [ ] Uniform Gift to Minors            [ ]  IRA (Custodian name &
                                                                            signature required

     [ ] Tenants in Common     [ ] Corporation                       [ ]  Fiduciary/Trust (Under
                                                                            Agreement Dated _____)

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Name                                                            Social Security or Tax I.D.
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Name                                                            Daytime Telephone
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Street Address                                                  Evening Telephone
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City                     State                 Zip Code         State of Residence
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

OFFICE USE                                                Batch # _______

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Date Rec'd ___/___/                         Order #______________
Check #__________________                          Category______
______
Amount $_________________                   Initials_____________
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

NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)
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   Check here if you are a member of the National Association of Securities
Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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ACKNOWLEDGEMENTS
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1.   By signing below, I acknowledge receipt of the Prospectus dated September
     ___, 1998, and that I have reviewed all provisions therein. I understand that I may not change or revoke my order once it is received by the Company. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.
2.   Under penalties of perjury, I further certify that:
     (i) the social security number of taxpayer identification number given herein is correct; and
     (ii) I am not subject to backup withholding.
     If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.
3. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.
4. By signing below, I hereby represent to the Company that the purchase of shares subscribed for complies with the "Purchase Limitations" set forth in the Prospectus dated September ____, 1998.
5. By signing below, I certify that before purchasing the Common Stock of the Company that I received a copy of the Prospectus dated, September ___, 1998, which discloses the nature of the Common Stock being offered thereby and describes certain risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 7 of the Offering Circular.
6. ACCEPTANCE OF SUBSCRIPTION. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company may reduce the number of shares for which the Subscriber has subscribed, indicating acceptance of less than all of the shares subscribed on the Company's written form of acceptance.
7. RESIDENCE. The Subscriber represents and warrants that the Subscriber is a bona fide resident (or if an entity is organized or incorporated under the laws of, and is domiciled in) of the State indicated on the signature page hereof.

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title.

SIGNATURE                   TITLE (IF APPLICABLE)                  DATE
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1.
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2.
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3.
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THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT
INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                              RETURN THIS FORM TO:
                            Resource Trust Company
                            Attn:  Evonne M. Costello
                           300 International Centre
                            900 Second Avenue South
                       Minneapolis, Minnesota 55402-3380